UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 28, 2010

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CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1     Registrant’s Business and Operations

Item 1.01       Entry into a Material Definitive Agreement.

On May 28, 2010, CryoLife, Inc. (the “Company” or “CryoLife”) and certain of its subsidiaries amended CryoLife’s Credit Facility (the “Credit Facility”) with General Electric Capital Corporation (“GECC”), as lender, letter of credit issuer, and agent for all lenders.  The amendment provides that CryoLife may undertake purchases or redemptions of its common stock pursuant to a stock buyback program in an aggregate amount not to exceed $15,000,000, subject to certain specified conditions, including that after giving effect to any stock buyback, CryoLife must have at least $20,000,000 of liquidity.  For this purpose, liquidity is defined as (i) CryoLife’s remaining availability of credit under the Credit Facility plus (ii) available cash and cash equivalents in bank accounts and security accounts subject to control by GECC.

As of May 28, 2010, there were no amounts outstanding under the Credit Facility.  The Company has a $189,000 letter of credit from GE under the Credit Facility. The other material terms of the Credit Facility remain unchanged.  A description of these terms is contained in the Company’s Current Report on Form 8-K filed March 27, 2008, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: June 3, 2010	By:	/s/ D.A. Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief
Operating Officer and Chief
Financial Officer